-----------------------
                             Note Purchase Agreement
                             -----------------------











                               THE SHAW GROUP INC.



                            DATED AS OF MAY 21, 1998









        $20,000,000 6.44% SERIES A SENIOR SECURED NOTES DUE 2005
        $40,000,000 6.93% SERIES B SENIOR SECURED NOTES DUE 2008

             TABLE OF CONTENTS

                                                                          PAGE

1.      AUTHORIZATION OF NOTES.............................................  1

2.      SALE AND PURCHASE OF NOTES.........................................  1

3.      CLOSING............................................................  2

4.      CONDITIONS TO CLOSING..............................................  2
        4.1      Representations and Warranties............................  2
        4.2      Performance; No Default...................................  2
        4.3      Compliance Certificates...................................  2
        4.4      Opinions of Counsel.......................................  3
        4.5      Purchase Permitted By Applicable Law, etc.................  3
        4.6      Sale of Other Notes.......................................  3
        4.7      Bank Loan Agreement.......................................  4
        4.8      Intercreditor Agreement...................................  4
        4.9      Security Agreements.......................................  4
        4.10     Pledge Agreements.........................................  4
        4.11     Perfection of Liens.......................................  4
        4.12     Termination or Assignment of Existing Liens...............  4
        4.13     Guaranty Agreement........................................  4
        4.14     Payment of Special Counsel Fees...........................  5
        4.15     Private Placement Numbers.................................  5
        4.16     Changes in Corporate Structure............................  5
        4.17     Proceedings and Documents.................................  5

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................  5
        5.1      Organization; Power and Authority.........................  5
        5.2      Authorization, etc........................................  6
        5.3      Disclosure................................................  6
        5.4      Organization and Ownership of Shares of Subsidiaries;
                 Affiliates................................................  6
        5.5      Financial Statements......................................  7
        5.6      Compliance with Laws, Other Instruments, etc..............  7
        5.7      Governmental Authorizations, etc..........................  8
        5.8      Litigation; Observance of Agreements, Statutes and Orders.  8
        5.9      Taxes.....................................................  8
        5.10     Title to Property; Leases.................................  9
        5.11     Licenses, Permits, etc....................................  9
        5.12     Compliance with ERISA.....................................  9
        5.13     Private Offering by the Company........................... 10
        5.14     Use of Proceeds; Margin Regulations....................... 10
        5.15     Existing Indebtedness; Future Liens....................... 11
        5.16     Foreign Assets Control Regulations, etc................... 11
        5.17     Status under Certain Statutes............................. 11
        5.18     Environmental Matters..................................... 11
        5.19     Security Documents........................................ 12
        5.20     Solvency.................................................. 12

6.      REPRESENTATIONS OF THE PURCHASER................................... 13
        6.1      Purchase for Investment................................... 13
        6.2      Source of Funds........................................... 13

7.      INFORMATION AS TO COMPANY.......................................... 14
        7.1      Financial and Business Information........................ 14
        7.2      Officer's Certificate..................................... 17
        7.3      Inspection................................................ 18

8.      PAYMENT OF THE NOTES, ETC.......................................... 18
        8.1      Required Prepayments; Payment at Maturity................. 18
        8.2      Optional Prepayments with Make-Whole Amount............... 19
        8.3      Change in Control......................................... 19
        8.4      Allocation of Partial Prepayments......................... 22
        8.5      Maturity; Surrender, etc.................................. 22
        8.6      No Other Optional Prepayments or Purchase of Notes........ 22
        8.7      Make-Whole Amount......................................... 22

9.      AFFIRMATIVE COVENANTS.............................................. 24
        9.1      Compliance with Law....................................... 24
        9.2      Insurance................................................. 24
        9.3      Maintenance of Properties................................. 24
        9.4      Payment of Taxes and Claims............................... 24
        9.5      Corporate Existence, etc.................................. 25
        9.6      New Subsidiaries.......................................... 25
        9.7      Pari Passu................................................ 25

10.     NEGATIVE COVENANTS................................................. 26
        10.1     Transactions with Affiliates.............................. 26
        10.2     Line of Business.......................................... 26
        10.3     Maintenance of Consolidated Adjusted Net Worth............ 26
        10.4     Consolidated Fixed Charges Coverage Ratio................. 26
        10.5     Limitation on Debt........................................ 26
        10.6     Liens..................................................... 27
        10.7     Merger, Consolidation, etc................................ 30
        10.8     Sale of Assets, etc....................................... 31

11.     EVENTS OF DEFAULT.................................................. 32

12.     REMEDIES ON DEFAULT, ETC........................................... 35
        12.1     Acceleration.............................................. 35
        12.2     Other Remedies............................................ 36
        12.3     Rescission................................................ 36
        12.4     No Waivers or Election of Remedies, Expenses, etc......... 36

13.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...................... 37
        13.1     Registration of Notes..................................... 37
        13.2     Transfer and Exchange of Notes............................ 37
        13.3     Replacement of Notes...................................... 37

14.     PAYMENTS ON NOTES.................................................. 38
        14.1     Place of Payment.......................................... 38
        14.2     Home Office Payment....................................... 38

15.     EXPENSES, ETC...................................................... 39
        15.1     Transaction Expenses...................................... 39
        15.2     Survival.................................................. 39

16.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT....... 39

17.     AMENDMENT AND WAIVER............................................... 39
        17.1     Requirements.............................................. 39
        17.2     Solicitation of Holders of Notes.......................... 40
        17.3     Binding Effect, etc....................................... 40
        17.4     Notes held by Company, etc................................ 40

18.     NOTICES............................................................ 41

19.     REPRODUCTION OF DOCUMENTS.......................................... 41

20.     CONFIDENTIAL INFORMATION........................................... 41

21.     SUBSTITUTION OF PURCHASER.......................................... 43

22.     MISCELLANEOUS...................................................... 43
        22.1     Additional Notes.......................................... 43
        22.2     Successors and Assigns.................................... 43
        22.3     Payments Due on Non-Business Days; When Payments Deemed
                    Received............................................... 44
        22.4     Severability.............................................. 44
        22.5     Construction.............................................. 44
        22.6     Counterparts.............................................. 44
        22.7     Governing Law............................................. 44

            SCHEDULES & EXHIBITS

 SCHEDULE A                --       Information Relating to Purchasers
 SCHEDULE B                --       Defined Terms
 SCHEDULE 3                         --      Payment Instructions
 SCHEDULE 4.16             --       Changes in Corporate Structure
 SCHEDULE 5.3              --       Disclosure Materials
 SCHEDULE 5.4              --       Subsidiaries of the Company and Ownership
                                    of Subsidiary Stock
 SCHEDULE 5.5              --       Financial Statements
 SCHEDULE 5.8              --       Certain Litigation
 SCHEDULE 5.11             --       Patents, etc.
 SCHEDULE 5.12             --       ERISA Affiliates
 SCHEDULE 5.14             --       Use of Proceeds
 SCHEDULE 5.15             --       Existing Debt and Liens

 EXHIBIT 1A                --       Form of 6.44% Series A Senior Secured Note
                                    due May 21, 2005
 EXHIBIT 1B                --       Form of 6.93% Series B Senior Secured Note
                                    due May 21, 2008
 EXHIBIT 4.4(a)            --       Forms of Opinions of Special Counsel for the
                                    Obligors
 EXHIBIT 4.4(b)            --       Form of Opinion of Special Counsel for the
                                    Collateral Agent
 EXHIBIT 4.4(c)            --       Form of Opinion of Special Counsel for the
                                    Purchasers
 EXHIBIT 4.8               --       Form of Intercreditor Agreement
 EXHIBIT 4.9               --       Form of Security Agreement
 EXHIBIT 4.10              --       Form of Pledge Agreement
 EXHIBIT 4.13              --       Form of Guaranty Agreement

                               THE SHAW GROUP INC.
                                 11100 Mead Road
                              Baton Rouge, LA 70816


              6.44% SERIES A SENIOR SECURED NOTES DUE MAY 21, 2005 6.93% SERIES B SENIOR SECURED NOTES DUE MAY 21, 2008

                            Dated as of May 21, 1998


To the Purchaser Named on
 the Signature Page Hereto

Ladies and Gentlemen:

     THE SHAW GROUP INC., a Louisiana corporation (together with its successors and assigns, the "Company"), agrees with you as follows:

1.   AUTHORIZATION OF NOTES.

     The Company will authorize

     (a) the issue and sale of $20,000,000 aggregate principal amount of its 6.44% Series A Senior Secured Notes due 2005 (together with all notes issued pursuant hereto in exchange or substitution thereof, the "Series A Notes"), and

     (b) the issue and sale of $40,000,000 aggregate principal amount of its 6.93% Series B Senior Secured Notes due 2008 (together with all notes issued pursuant hereto in exchange or substitution thereof, the "Series B Notes");

     (the Series A Notes and the Series B Notes referred to, collectively, as the "Notes"). The Series A Notes and the Series B Notes shall be substantially in the forms set out in Exhibit 1A and Exhibit 1B, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.   SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and the series specified below your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount and the series specified below its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or no performance by any Other Purchaser thereunder.

3.   CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Hebb & Gitlin, One State Street, Hartford, Connecticut 06103 at 10:00 a.m., local time, at a closing (the "Closing") on May 21, 1998. At the Closing the Company will deliver to you the Notes of the series to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request), dated the date of the Closing and registered in your name (or in the name of your nominee), as indicated in Schedule A, against payment by federal funds wire transfer in immediately available funds of the amount of the purchase price therefor as directed by the Company in Schedule 3. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     4.1 Representations and Warranties.

     The representations and warranties of the Company and its Subsidiaries in the Financing Documents shall be correct when made and at the time of the Closing.

     4.2 Performance; No Default.

     The Company and each of the Initial Guarantors shall have performed and complied with all agreements and conditions contained in the Financing Documents required to be performed or complied with by the Company or such Initial Guarantor prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by any of Sections 10.1, 10.4, 10.5 or 10.8 had such Sections applied since such date.

     4.3 Compliance Certificates.

     (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.16 have been fulfilled.

     (b) Company Secretary's Certificate. The Company shall have delivered to you a certificate of its Secretary or one of its Assistant Secretaries, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Documents.

     (c) Initial Guarantor Secretary's Certificates. Each of the Initial Guarantors shall have delivered to you a certificate of its Secretary or one of its Assistant Secretaries, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Documents to which such Initial Guarantor is a party.

     4.4 Opinions of Counsel.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing, from

     (a) Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation), counsel for the Company and the Initial Guarantors, substantially in the form set out in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you), and

     (b) David H. Rubin, counsel for the Collateral Agent, substantially in the form set out in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request, and

     (c)  Hebb  &  Gitlin,   your  special   counsel  in  connection  with  such
transactions, substantially in the form set out in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

     4.5 Purchase Permitted By Applicable Law, etc.

     On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     4.6 Sale of Other Notes.

     Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes of the series to be purchased by them at the Closing as specified in Schedule A.

     4.7 Bank Loan Agreement.

     The Company and the Banks shall have entered into the Bank Loan Agreement, in form and substance satisfactory to you, and the Company shall have delivered to you copies of the Bank Loan Agreement and each other document executed in connection therewith requested by you, certified as true and correct by a Responsible Officer.

     4.8 Intercreditor Agreement.

     The Company, the Banks, you, the Other Purchasers and the Collateral Agent shall have executed and delivered (and the Initial Guarantors shall have executed and delivered the consent and agreement to) the Collateral Agency and Intercreditor Agreement, substantially in the form of Exhibit 4.8 (as amended from time to time, the "Intercreditor Agreement"), and the Intercreditor Agreement shall be in full force and effect.

     4.9 Security Agreements.

     Each Obligor and the Collateral Agent shall have entered into a Security Agreement, substantially in the form of Exhibit 4.9 (collectively, as amended or supplemented from time to time, the "Security Agreements"), and each Security Agreement shall be in full force and effect.

     4.10 Pledge Agreements.

     Each of the Company and certain Guarantors shall have entered into a General Pledge and Security Agreement with the Collateral Agent, substantially in the form of Exhibit 4.10 (collectively, as amended or supplemented from time to time, the "Pledge Agreements"), and each Pledge Agreement shall be in full force and effect.

     4.11 Perfection of Liens.

     Each Obligor shall have executed and delivered to the Collateral Agent all UCC-1 financing statements necessary to perfect the Liens of the Collateral Agent in the Collateral which may be perfected by the filing thereof and shall have delivered to the Collateral Agent all appropriate stock certificates (together with undated stock powers executed in blank to the Collateral Agent) evidencing the shares of Capital Stock pledged pursuant to the Pledge Agreements.

     4.12 Termination or Assignment of Existing Liens.

     All actions necessary to terminate, release or assign to the Collateral Agent any and all Liens on the Collateral, other than Liens permitted under
Section 10.6(a), shall have been taken in accordance with the provisions of the Security Agreements, including, without limitation, the filing of all appropriate Uniform Commercial Code termination statements.

     4.13 Guaranty Agreement.

     You shall have received a counterpart of the Guaranty Agreement, duly executed and delivered by each of the Initial Guarantors, substantially in the form of Exhibit 4.13 (as amended or supplemented from time to time, the "Guaranty Agreement"), and the Guaranty Agreement shall be in full force and effect.

     4.14 Payment of Special Counsel Fees.

     Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4(c) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing.

     4.15 Private Placement Numbers.

     A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of Notes.

     4.16 Changes in Corporate Structure.

     Except as specified in Schedule 4.16, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     4.17 Proceedings and Documents.

     All corporate and other proceedings in connection with the transactions contemplated by the Financing Documents and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you, as of the date of the Closing, that:

     5.1 Organization; Power and Authority.

     Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is or is to be a party and to perform the provisions thereof.

     5.2 Authorization, etc.

     The Financing Documents have been duly authorized by all necessary corporate action on the part of the Obligors, and each of this Agreement, the Security Agreements, the Pledge Agreements, the Guaranty Agreement and the Intercreditor Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Obligor party thereto, enforceable against each such Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3 Disclosure.

     The Company, through its agents, SPP Hambro & Co., LLC and Mercantile Bank, has delivered to you and each Other Purchaser a copy of a Confidential Direct Placement Memorandum, dated February 1998 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, the Financing Documents, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated by the Financing Documents and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made, except in all cases as corrected, supplemented or modified in any subsequent document, certificate or other instrument delivered to you by or on behalf of the Company prior to the date of the Closing. Except as disclosed in the Memorandum or as expressly described in
Schedule 5.3, or in the documents, certificates or other writings identified herein or therein, or in the financial statements listed in Schedule 5.5, since August 31, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby

     5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates.

     (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary and (ii) the Company's Affiliates, other than Subsidiaries.

     (b) All of the outstanding shares of Capital Stock of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock of such Subsidiary.

     5.5 Financial Statements.

     The Company has delivered to you and each Other Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed in
Schedule 5.5. All of said consolidated financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     5.6 Compliance with Laws, Other Instruments, etc.

     The execution, delivery and performance by the Obligors of the Financing Documents will not

     (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary (other than as contemplated by the Security Documents) under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, which, in each case, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect,

     (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, which, in each case, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or

     (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, which, in each case, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     5.7 Governmental Authorizations, etc.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligors of the Financing Documents, except those previously obtained or made or those as to which the failure to so obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.8 Litigation; Observance of Agreements, Statutes and Orders.

     (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental
Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     5.9 Taxes.

     The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended August 31, 1990.

     5.10 Title to Property; Leases.

     The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     5.11 Licenses, Permits, etc.

     Except as disclosed in Schedule 5.11,

     (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

     (b) to the best knowledge of the Company, no product or practice of the Company or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

     (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     5.12 Compliance with ERISA.

     (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

     (c) The Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

     (e) The execution and delivery of the Financing Documents and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     (f) Schedule 5.12 sets forth all ERISA Affiliates and all "employee benefit plans" maintained by the Company (or any "affiliate" thereof) or in respect of which the Notes could constitute an "employer security" ("employee benefit plan" has the meaning specified in section 3 of ERISA, "affiliate" has the meaning specified in section 407(d) of ERISA and section V of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and "employer security" has the meaning specified in section 407(d) of ERISA).

     5.13 Private Offering by the Company.

     Neither the Company nor anyone authorized to act on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 8 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone authorized to act on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act. For purposes of this Section 5.13 only, each reference to the Notes shall be deemed to include a reference to the Guaranty Agreement.

     5.14 Use of Proceeds; Margin Regulations.

     The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of Consolidated Total Assets and the Company does not have any present intention that margin stock will constitute more than 1% of Consolidated Total Assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     5.15 Existing Indebtedness; Future Liens.

     (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 31, 1998 (indicating as to each such Indebtedness, the collateral, if any, securing such Indebtedness), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $250,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6(a).

     5.16 Foreign Assets Control Regulations, etc.

     Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof, nor any other transaction contemplated by the Financing Documents, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     5.17 Status under Certain Statutes.

     Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts (49 U.S.C.), as amended, or the Federal Power Act, as amended.

     5.18 Environmental Matters.

     Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

     (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect;

     (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and

     (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

     5.19 Security Documents.

     (a) Security Agreements. The Security Agreements create (after filing UCC-1 financing statements as therein provided) a valid and perfected (to the extent such perfection can be made by filing such UCC-1 financing statements under the Uniform Commercial Code of the applicable jurisdictions) first priority Lien in and to the Collateral (as defined in the Security Agreements) in favor of the Collateral Agent, subject to no Liens except to the extent permitted by Section 10.6(a).

     (b) Pledge Agreements. The Pledge Agreements create (after delivery of the Pledged Shares (as defined in the Pledge Agreements) as therein provided) a valid and perfected (to the extent such perfection can be made by delivery under the Uniform Commercial Code of the applicable states of the United States) first priority Lien in and to such Pledged Shares in favor of the Collateral Agent, subject to no Liens except to the extent permitted by Section 10.6(a).

     (c) Warranties and Representations True. All warranties and representations made in the Security Documents are true and correct as of the date of the Closing.

     5.20 Solvency.

     The fair value of the business and assets of each of the Obligors exceeds the amount that will be required to pay its liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case after giving effect to the transactions contemplated by the Financing Documents, including, without limitation, the provisions of Section 2.10 of the Guaranty Agreement. Neither the Company nor any of the Initial Guarantors, after giving effect to the transactions contemplated by the Financing Documents, will be insolvent or will be engaged in any business or transaction, or about to engage in any business or transaction, for which such Person has unreasonably small assets or capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and Section 548 of Title 11 of the United States Code), and neither the Company nor any of the Initial Guarantors has any intent to hinder, delay or defraud any entity to which it is, or will become, on or after the date of the Closing, indebted or incur debts that would be beyond its ability to pay as they mature.

     6. REPRESENTATIONS OF THE PURCHASER.

     6.1 Purchase for Investment.

     You represent that you are an Accredited Investor as defined in Regulation D promulgated under the Securities Act and are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     6.2 Source of Funds.

     You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

     (a) the Source is an "insurance company general account" as defined in United States Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (60 FR 35925, July 12, 1995) and there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the Code (treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof)) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile; or

     (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

     (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (d) the Source constitutes assets of an "investment fund" (within the meaning of part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and

     (i) the identity of such QPAM and

     (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

     (e) the source is a governmental plan; or

     (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

     (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     7. INFORMATION AS TO COMPANY.

     7.1 Financial and Business Information.

     The Company shall deliver to each holder of Notes that is an  Institutional
Investor:

     (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

     (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

     (ii) consolidated statements of income and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

     (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

     (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

     (ii) consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

     (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

     (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

     (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report (including, without limitation, the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement other than on Form S-8 (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

     (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

     (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

     (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of the Closing; or

     (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

     (iii) any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

     (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

     (g) Actions, Proceedings -- promptly after a Responsible Officer becomes aware of the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and

     (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Obligors to perform their obligations under the Financing Documents as from time to time may be reasonably requested by any such holder of Notes, or such information regarding the Company required to satisfy the requirements of 17 C.F.R. ss.230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.

     7.2 Officer's Certificate.

     Each set of financial statements delivered to a holder of Notes pursuant to
Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

     (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.3 through 10.6, inclusive, and
Section 10.8 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

     (b) Event of Default -- a statement that such officer has reviewed the relevant terms of the Financing Documents and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     7.3 Inspection.

     The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

     (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's principal officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

     (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective principal officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

     8. PAYMENT OF THE NOTES, ETC.

     8.1 Required Prepayments; Payment at Maturity.

     (a) Series A Notes. On May 21, 1999 and on each May 21 thereafter to and including May 21, 2004, the Company will prepay $2,857,143 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes at par and without payment of the Make-Whole Amount or any premium, and the Company will pay all of the principal amount of the Series A Notes remaining outstanding, if any, on May 21, 2005.

     (b) Series B Notes. On May 21, 2002 and on each May 21 thereafter to and including May 21, 2007, the Company will prepay $5,714,286 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium, and the Company will pay all of the principal amount of the Series B Notes remaining outstanding, if any, on May 21, 2008.

     8.2 Optional Prepayments with Make-Whole Amount.

     The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (but if in part, in an amount not less than $5,000,000 or such lesser amount as shall then be outstanding), at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Each partial prepayment of the Notes pursuant to this Section 8.2 will be applied first, to the amount due on the maturity date of the Notes and second, to the mandatory prepayments applicable to the Notes, as set forth in Section 8.1, in the inverse order of the maturity thereof.

     8.3 Change in Control.

     (a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes, unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to Section 8.3(b). If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.3(c) and shall be accompanied by the certificate described in Section 8.3(g).

     (b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless

     (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 8.3(c), accompanied by the certificate described in Section 8.3(g), and

     (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.

     (c)  Offer to Prepay  Notes.  The offer to  prepay  Notes  contemplated  by
Section 8.3(a) and Section 8.3(b) shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"), without distinction between series. If such Proposed Prepayment Date is in connection with an offer contemplated by Section 8.3(a), such date shall be not less than 15 Business Days and not more than 20 Business Days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th Business Day after the date of such offer).

     (d) Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection to be delivered to the Company at least two Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute an acceptance of such offer by such holder.

     (e)  Prepayment.  Prepayment  of the Notes to be prepaid  pursuant  to this
Section 8.3 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the Make-Whole Amount, if any, due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in Section 8.3(f).

     (f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers accepted in accordance with Section 8.3(d) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of

     (i) any such deferral of the date of prepayment,

     (ii) the date on which such Change in Control and the prepayment are expected to occur, and

     (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

     (g) Officer's Certificate.  Each offer to prepay the Notes pursuant to this
Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying:

     (i) that such offer is made pursuant to this Section 8.3;

     (ii) the Proposed Prepayment Date;

     (iii) the last date upon which the offer can be accepted or rejected, and setting forth the consequences of failing to provide an acceptance or rejection, as provided in Section 8.3(d);

     (iv) the principal amount of each Note offered to be prepaid;

     (v) the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation;

     (vi) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date;

     (vii) that the conditions of this Section 8.3 have been fulfilled; and

     (viii) in reasonable detail, the nature and date or proposed date of the Change in Control.

     (h) Effect on Required Payments. The amount of each payment of the principal of the Notes of any series made pursuant to this Section 8.3 shall be applied against and reduce each of the then remaining principal payments of the Notes of such series due pursuant to Section 8.1 by a percentage equal to the aggregate principal amount of the Notes of such series so paid divided by the aggregate principal amount of the Notes of such series outstanding immediately prior to such payment.

     (i) "Change in Control" Defined. "Change in Control" means the acquisition, directly or indirectly, by any Person or Persons (other than members of the Management Group) acting in concert of control or ownership (beneficially or otherwise) of more than 50% (by number of shares) of the issued and outstanding Voting Stock of the Company.

     (j) "Control Event" Defined. "Control Event" means:

     (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

     (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

     (iii) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

     (k) "Management Group" Defined. "Management Group" means any three of the individuals listed in the Memorandum as President, Chief Financial Officer, and Executive Vice President of the Company, and President of each of Shaw Manufacturing and Services, Inc., Shaw Power Services, Inc. and Shaw Process and Industrial Group, Inc.

     8.4 Allocation of Partial Prepayments.

     All partial prepayments of the Series A Notes and the Series B Notes pursuant to Section 8.1 shall be allocated to all outstanding Notes of the applicable series ratably in accordance with the unpaid principal amounts thereof. All partial prepayments of the Notes pursuant to Section 8.2 shall be allocated to all outstanding Notes (without regard to series) ratably in accordance with the unpaid principal amounts thereof.

     8.5 Maturity; Surrender, etc.

     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     8.6 No Other Optional Prepayments or Purchase of Notes.

     The Company will not, and will not permit any Affiliate to, purchase, redeem, pay, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     8.7 Make-Whole Amount.

     The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

     "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2, Section 8.3 or Section 10.8, or has become or is declared to be immediately due and payable pursuant to
Section 12.1, as the context requires.

     "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Market Service (or such other display as may replace Page PX1 on the Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

     "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, Section 8.3, Section 10.8 or Section 12.1.

     "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2, Section 8.3 or Section 10.8, or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

     9. AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     9.1 Compliance with Law.

     The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.2 Insurance.

     The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     9.3 Maintenance of Properties.

     The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.4 Payment of Taxes and Claims.

     The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or will become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     9.5 Corporate Existence, etc.

     Subject to Section 10.7, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.7 and 10.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

     9.6 New Subsidiaries.

     (a) Guaranty Agreement. The Company will cause each Person that, after the date of the Closing, becomes a direct or indirect Significant Subsidiary of the Company, to become a Guarantor under the Guaranty Agreement by executing and delivering to each holder of Notes a Joinder Agreement in the form attached to the Guaranty Agreement as Annex 2. Each such Joinder Agreement shall be accompanied by copies of the constitutive documents of such Subsidiary and corporate resolutions (or equivalent) authorizing such transaction, in each case certified as true and correct by a Responsible Officer of the Company and an officer of such Subsidiary.

     (b) Security Documents. The Company will execute, and cause each such Subsidiary delivering a Joinder Agreement to execute, and deliver to each holder of Notes and the Collateral Agent, all Security Documents that in the opinion of the Collateral Agent are necessary to create and preserve the Liens with respect to such new Subsidiary as are provided in the Security Documents on the properties of the Initial Guarantors.

     (c) "Significant Subsidiary" Defined. "Significant Subsidiary" means any Subsidiary organized under the laws of the United States or any state thereof, other than a non-operating Subsidiary having de minimis assets, and any other Subsidiary that at any time becomes liable in respect of any Guaranty of any of the obligations under the Bank Loan Agreement.

     9.7 Pari Passu.

     The Company covenants that its obligations under the Notes and under this Agreement and the Other Agreements do and will rank at least pari passu with all its other present and future Bank Debt and all other Debt, if any, secured by the Collateral.

     10. NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     10.1 Transactions with Affiliates.

     The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions
(including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     10.2 Line of Business.

     The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

     10.3 Maintenance of Consolidated Adjusted Net Worth.

     The Company will not, at any time, permit Consolidated Adjusted Net Worth to be less than the sum of

     (a) $100,000,000 plus

     (b) an aggregate amount equal to 50% of Consolidated Net Earnings (but, in each case, only if a positive number) for each completed fiscal year of the Company beginning with the fiscal year ended August 31, 1998.

     10.4 Consolidated Fixed Charges Coverage Ratio.

     The Company will not, at the end of any fiscal quarter of the Company, permit the Pro Forma Consolidated Fixed Charges Coverage Ratio to be less than
2.00 to 1.00, in each case in respect of the period of four consecutive fiscal quarters then ended.

     10.5 Limitation on Debt.

     (a) Limitation on Funded Debt. The Company will not, and will not permit any of its Subsidiaries to, create, assume, incur, guaranty or otherwise become obligated in respect of any Funded Debt, except:

     (i) Funded Debt evidenced by the Notes and the Guaranty Agreement;

     (ii) Funded Debt of any Subsidiary owing to the Company or a Wholly-Owned Subsidiary;

     (iii) Funded Debt in existence as of the date of the Closing (after giving effect to the application of the proceeds of the Notes pursuant to Section 5.14) and described in Schedule 5.15;

     (iv) Funded Debt of the Company or any Subsidiary extending, renewing or refunding any then existing Funded Debt that was originally incurred in compliance with clause (iii) of this Section 10.5(a), provided that the principal amount of such new Funded Debt does not exceed the principal amount of such extended, renewed or refunded Funded Debt outstanding immediately prior to the incurrence of such new Funded Debt; and

     (v) additional Funded Debt of the Company and its Subsidiaries not otherwise permitted under clause (i), clause (ii), clause (iii) or clause (iv) above, provided that at the time of the incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidated Funded Debt would not exceed 60% of Consolidated Total Capitalization.

     (b)  Limitation on Priority  Debt.  The Company will not at any time permit
Priority  Debt  of  the  Company  and  its  Subsidiaries   (determined   without
duplication) to exceed 20% of Consolidated Adjusted Net Worth.

     (c) Debt of Acquired Subsidiaries. Any Person becoming a Subsidiary after the date hereof shall be deemed to have incurred all of its then outstanding Debt at the time it becomes a Subsidiary.

     10.6 Liens.

     (a) Negative Pledge. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, assume, incur or suffer to be created, assumed or incurred or to exist (upon the happening of a contingency or otherwise), any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

     (i) Taxes, etc. -- Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

     (ii) Legal Proceedings -- Liens

     (A) arising from judicial attachments and judgments,

     (B) securing appeal bonds, supersedeas bonds, and

     (C) arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose), provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

     (iii) Ordinary Course Liens -- Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business

     (A) in connection with workers' compensation, unemployment insurance, social security and other like laws,

     (B) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and performance bonds (of a type other than set forth in Section 10.6(a)(ii)), bids, leases (other than Capital Leases), purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property,

     (C) to secure the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, repairmen, landlords, lessors and other like Persons, arising in the ordinary course of business, and

     (D) in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided that (1) any amounts secured by such Liens are not overdue and (2) such Liens do not, in the aggregate, materially detract from the value of such property or materially impair the use of such property in the conduct of the business of the Company, or the conduct of the business of the Company and its Subsidiaries taken as a whole;

     (iv) (A) Existing Liens -- Liens in existence as of the date of the Closing securing Debt and listed in Schedule 5.15, and

     (B) Renewals -- Liens securing renewals, extensions (as to time) and refinancings of Debt secured by the Liens listed in Schedule 5.15, provided that the amount of Debt secured by each such Lien is not increased in excess of the amount of Debt outstanding on the date of such renewal, extension or refinancing, and none of such Liens is extended to include any additional property of the Company or any Subsidiary;

     (v) Intra-Group Liens -- Liens on property of the Company or any of its Subsidiaries securing Debt owing to the Company or to any of its Subsidiaries;

     (vi) Purchase Money Liens -- Liens on tangible property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the date of the Closing to secure Debt of the Company or such Subsidiary incurred in connection with such acquisition or construction, provided that

     (A) no such Lien shall extend to or cover any property other than the property (or improvement thereon) being acquired or constructed,

     (B) the amount of Debt secured by any such Lien shall not exceed an amount equal to the Fair Market Value (as determined in good faith by the Company) of the property (or improvement thereon) being acquired or constructed, determined at the time of such acquisition or at the time of substantial completion of such construction, and

     (C) such Lien shall be created concurrently with or within 180 days after such acquisition or the substantial completion of such construction;

     (vii) Acquisition Liens -- Liens existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that

     (A) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property,

     (B) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and

     (C) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (1) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired and (2) the Fair Market Value (as determined in good faith by the board of directors of the Company or such Subsidiary) of such property (or improvement thereon) at the time of such transaction;

     (viii) Security Documents -- the Lien of the Collateral Agent under the Security Documents; and

     (ix) Priority Debt -- Liens securing Debt (other than any Bank Debt) of the Company or any Subsidiary and not otherwise permitted by clauses (i) through
(viii), inclusive, of this Section 10.6(a), but only to the extent that the Debt secured by each such Lien is, at the time of the incurrence of such Debt, permitted to be incurred under Section 10.5(a)(v) and Section 10.5(b).

     (b) Equal and Ratable Lien; Equitable Lien. In case any property shall be subjected to a Lien in violation of this Section 10.6, the Company will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will cause to be delivered to each holder of a Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any such case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of Notes may be entitled under applicable law, of an equitable Lien on such property securing the Notes. Such violation of this Section 10.6 will constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this
Section 10.6(b).

     (c) Financing Statements. The Company will not, and will not permit any of its Subsidiaries to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 10.6 or to evidence for informational purposes a lessor's interest in property leased to the Company or any such Subsidiary.

     (d) Liens of Subsidiaries. Each Person that becomes a Subsidiary after the date of the Closing will be deemed to have granted on the date such Person becomes a Subsidiary all the Liens in existence on its property on such date.

     10.7 Merger, Consolidation, etc.

     The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or Transfer substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company may (x) consolidate with or merge with, or Transfer substantially all of its assets in a single transaction or series of transactions to, the Company (with the Company being the survivor thereof) or a Subsidiary and (y) Transfer all of its assets in compliance with the provisions of Section 10.8), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the Transfer of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

     (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by Transfer substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

     (b) if the Company is not the Successor Corporation, such corporation and each of its domestic Subsidiaries shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Financing Documents to which it is or is to become a party, pursuant to documents in form and substance satisfactory to the Required Holders, and the Company shall have caused to be delivered to each holder an opinion, in form and substance satisfactory to the Required Holders, of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

     (c) immediately after giving effect to such transaction no Default or Event of Default would exist.

     No such Transfer of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under the Financing Documents.

     10.8 Sale of Assets, etc.

     (a) Sale of Assets, etc. The Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition, unless:

     (i) in the good faith opinion of the Company, such Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged; and

     (ii) immediately after giving effect to such Asset Disposition:

     (A) no Default or Event of Default would exist; and

     (B) the ratio (expressed as a percentage) of

     (I) the aggregate amount of the obligations (including the Notes) secured by the Collateral at such time, to


(II) the Fair Market Value of the Collateral at such time,

     would not exceed 80%; and

     (C) the Disposition Value of all property that was the subject of any Asset Disposition occurring on or after the date of the Closing up to and including the date of such Asset Disposition would not exceed 25% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal quarter.

     If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application, as more particularly provided in subsection (b) of this Section 10.8, concurrently with such Transfer, or a Property Reinvestment Application, within 12 months after such Transfer, then such Transfer, only for the purpose of determining compliance with clause (a)(ii)(B) of this Section 10.8 as of any date, shall be deemed not to be an Asset Disposition.

     (b) Debt Prepayment Offer. In connection with any Transfer consummated after the date of the Closing and any Debt Prepayment Application by the Company pursuant to subsection (a) of this Section 10.8 with respect thereto, the following procedure will apply:

     (i) The Company shall provide written notice to each holder of Notes of, and such written notice shall constitute, an irrevocable offer by the Company to prepay a principal amount of the Notes of each such holder equal to such holder's Ratable Portion of the Net Proceeds Amount with respect to such Transfer, together with accrued interest with respect to such principal amount being prepaid, and the Make-Whole Amount with respect to such principal amount. Such written notice shall be given to each holder of Notes not less than 30 days and not more than 60 days prior to the actual date of prepayment (the "Debt Prepayment Application Date"), and shall set forth:

     (A) the Debt Prepayment Application Date,

     (B) the principal amount of the Notes to be so prepaid, the amount of accrued interest thereon being paid, and the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation, and

     (C) a statement describing the Transfer in respect of such prepayment and a calculation of the Net Proceeds Amount in respect thereof.

     (ii) Each holder of a Note that fails to respond to such offer in writing at least 10 days prior to the Debt Prepayment Application Date shall be deemed to have accepted such offer. The Company may retain for its own purposes the Ratable Portion of any rejecting holder.

     (iii) Any partial prepayment of the Notes pursuant to this Section 10.8 shall reduce the principal amount of each required prepayment of the Notes becoming due under Section 8.1 on and after the date of such prepayment and the principal amount of the required payment due on the maturity date of the Notes in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such partial prepayment.

     11. EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

     (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

     (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

     (c) (i) the Company defaults in the performance of or compliance with any term contained in any of Sections 10.1, 10.2 or 10.5 through 10.8, inclusive, or
Section 7.1(d), or

     (ii) the Company defaults in the performance of or compliance with any term contained in Section 10.3 or Section 10.4 and such default is not remedied within 15 days after the occurrence thereof; or

     (d) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any other Financing Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

     (e) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of such Obligor in any Financing Document or in any writing furnished in connection with the transactions contemplated by any Financing Document proves to have been false or incorrect in any material respect on the date as of which made; or

     (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness under this Agreement, the Other Agreements and the Notes) beyond any period of grace provided with respect thereto, that individually or together with such other Indebtedness as to which any such failure exists has an aggregate outstanding principal amount of at least $1,000,000, or

     (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Indebtedness under this Agreement, the Other Agreements and the Notes), that individually or together with such other Indebtedness as to which any such failure exists has an aggregate outstanding principal amount of at least $1,000,000, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or

     (iii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Indebtedness under this Agreement, the Other Agreements and the Notes), that individually or together with such other Indebtedness as to which any such failure exists has an aggregate outstanding principal amount of at least $4,000,000, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and (A) such default has not been cured, remedied or waived within 30 days after the occurrence of such default and (B) as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or

     (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests),

     (A) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000, or

     (B) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

     (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

     (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Subsidiary or with respect to any substantial part of the property of the Company or any Subsidiary, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within 60 days; or

     (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

     (j) (i) the Guaranty Agreement shall cease to be in full force and effect or shall be declared by a court or governmental authority of competent jurisdiction to be void, voidable or unenforceable against any Guarantor,

     (ii) the validity or enforceability of the Guaranty Agreement against any Guarantor shall be contested by such Guarantor, the Company or any Affiliate, or

     (iii) any Guarantor, the Company or any Affiliate shall deny that such Guarantor has any further liability or obligation under the Guaranty Agreement; or

     (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

     (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,

     (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000,

     (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,

     (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or

     (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder;

     and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

     12. REMEDIES ON DEFAULT, ETC.

     12.1 Acceleration.

     (a) If an Event of Default with respect to the Company described in paragraph (g) or paragraph (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 66-_% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     12.2 Other Remedies.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in any Financing Document, or for an injunction against a violation of any of the terms thereof, or in aid of the exercise of any power granted thereby or by law or otherwise.

     12.3 Rescission.

     At any time after any Notes have been declared due and payable pursuant to clause (b) or clause (c) of Section 12.1, the holders of not less than a majority in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, due and payable on any Notes other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     12.4 No Waivers or Election of Remedies, Expenses, etc.

     No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by any Financing Document upon any holder of any Note shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

     13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     13.1 Registration of Notes.


     The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     13.2 Transfer and Exchange of Notes.

     Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in the same series and aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1A or
Exhibit 1B, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

     13.3 Replacement of Notes.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or an Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

     (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

     14. PAYMENTS ON NOTES.

     14.1 Place of Payment.

     Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Baton Rouge, Louisiana at the principal office of the Company in such jurisdiction. The Company may at any time thereafter, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either a principal office of the Company in the United States or a principal office of a bank or trust company in the United States.

     14.2 Home Office Payment.

     So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

     15. EXPENSES, ETC.

     15.1 Transaction Expenses.

     Whether or not the transactions contemplated by the Financing Documents are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of the Financing Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Financing Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Financing Documents, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Financing Documents. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

     15.2 Survival.

     The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Document, and the termination of any Financing Document.

     16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained in any Financing Document shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to any Financing Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Financing Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

     17. AMENDMENT AND WAIVER.

     17.1 Requirements.

     This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of any of Sections 1, 2, 3, 4, 5, 6 and 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and
(b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 and 20.

     17.2 Solicitation of Holders of Notes.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     17.3 Binding Effect, etc.

     Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     17.4 Notes held by Company, etc.

     Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under any of the Financing Documents, or have directed the taking of any action provided in any of the Financing Documents to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

     18. NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

     (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

     (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

     (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, telecopier:
(504) 296-1199, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

     19. REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

     20. CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that

     (a) was publicly known or otherwise known to you prior to the time of such disclosure,

     (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf,

     (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary, or

     (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available.

     You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to:

     (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),

     (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,

     (iii) any other holder of any Note,

     (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),

     (v) any Person from which you offer to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),

     (vi) any federal or state regulatory authority having jurisdiction over you,

     (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or

     (viii) any other Person to which such delivery or disclosure may be necessary or appropriate

     (A) to effect compliance with any law, rule, regulation or order applicable to you,

     (B) in response to any subpoena or other legal process,

     (C) in connection with any litigation to which you are a party, or

     (D) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Financing Documents.

     Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

     21. SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

     22. MISCELLANEOUS.

     22.1 Additional Notes.

     Subject to the terms and provisions hereof (including, but not limited to, Section 10.5), the Company may, from time to time, issue and sell additional promissory notes pursuant to agreements which may incorporate by reference all or certain of the provisions of this Agreement and the Other Agreements. Such incorporation by reference shall not have the effect of constituting such promissory notes as Notes for any purpose, whether for acceleration of the Notes, rescission of such acceleration, or the exercise of any other amendments or waivers of the provisions hereof or of the Other Agreements, or otherwise.

     22.2 Successors and Assigns.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     22.3 Payments Due on Non-Business Days; When Payments Deemed Received.

     (a) Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     (b) Payments, When Received. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 12:00 noon (local time of such bank).

     22.4 Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     22.5 Construction.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     22.6 Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     22.7 Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF CONNECTICUT EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     [Remainder of page intentionally blank. Next page is signature page.]

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                             Very truly yours,

                             THE SHAW GROUP INC.



                             By
                             ---------------------------------------------------
                             Name:
                             Title:


The foregoing is hereby
agreed to as of the
date thereof.

[PURCHASER]



     By -----------------------------------------------------

     Name:
     Title:

                                   SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

Purchaser  Name                         NATIONWIDE  LIFE  INSURANCE  COMPANY
Name in Which Note is Registered        Nationwide Life Insurance Company

Note Registration Number; Series;       Series A;
Principal Amount RA-1;                  $20,000,000

Payment on Account of Note
                                        Federal Funds Wire Transfer

Method                                  The Bank of New York
                                        ABA #021-000-018
Account Information                     BNF: IOC566
                                        F/A/O Nationwide Life Insurance Company
                                        Attn: P&I Department

                                        Ref:See "Accompanying Information" below

Accompanying Information                Name of Company:  THE SHAW GROUP INC.
                                        Description  of
                                        Security:  6.44% Series A Senior Secured
                                                   Note due 2005
                                        PPN:  820280  A* 6
                                        Due Date and  Application  (as  among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to
Payments                                Nationwide  Life Insurance Company
                                        c/o The Bank of New  York
                                        P.O.  Box  19266
                                        Attn:  P &  I  Department
                                        Newark,  NJ  07195
                                        Fax: 212-635-8844

                                        with a copy to

                                        Nationwide Life Insurance Company
                                        Attn: Investment Accounting
                                        One Nationwide Plaza (1-32-05)
                                        Columbus, Ohio  43215-2220
                                        Fax: 614-249-6286

Address for all other Notices           Nationwide Life Insurance Company
                                        Attn: Corporate Fixed-Income Securities
                                        One Nationwide Plaza (1-33-07)
                                        Columbus, Ohio  43215-2220
                                        Fax: 614-249-4553

Other Instructions                      NATIONWIDE LIFE INSURANCE COMPANY


                                        By_______________________
                                        Name:
                                        Title:

Instructions re Delivery of Notes       The Bank of New York
                                        One Wall Street
                                        3rd Floor-Window A
                                        New York, NY  10286
                                        F/A/O Nationwide Life Insurance Company
                                        Acct #267829

Tax Identification Number               31-4156830

Purchaser Name                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY

Name in Which Note is Registered   CIG & Co.

Note Registration Number; Series;
Principal Amount                   Series B;
                                   RB-1; $11,400,000
                                   RB-2; $3,000,000
                                   RB-3; $3,000,000

Payment on Account of Note
                                   Federal Funds Wire Transfer

Method                             Chase NYC/CTR/
                                   BNF=CIGNA Private Placements/AC=9009001802

Account Information                ABA #021000021
                                   Custody Account No. G-05033

                                   Ref: See "Accompanying Information" below

Accompanying Information          OBI=[name of company; description of security;
                                  interest rate, maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made);
                                  contact name and phone.]

                                  Name of Company: THE SHAW GROUP INC.
                                  Description of
                                  Security:  6.93% Series B Senior Secured Note
                                             due 2008
                                  PPN:  820280 A@ 4
                                  Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:

Address for Notices Related
to Payments                       CIG & Co.
                                  c/o CIGNA Investments, Inc.
                                  Attention:  Securities Processing S-309
                                  900 Cottage Grove Road
                                  Hartford, CT 06152-2309

CIG & Co.
c/o CIGNA Investments, Inc.
Attention:  Private Securities - S307
Operations Group
900 Cottage Grove Road
Hartford, CT 06152-2307
Fax:  860-726-7203

with a copy to:

Chase Manhattan Bank, N.A.
Private Placement Servicing
P.O. Box 1508
Bowling Green Station
New York, NY 10081
Attention:  CIGNA Private Placements
Fax:  212-552-3107/1005

Address for all other Notices
CIG & Co.
c/o CIGNA Investments, Inc.
Attention:  Private Securities Division - S-307
900 Cottage Grove Road
Hartford, CT 06152-2307
Fax:  860-726-7203Other Instructions

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By CIGNA Investments, Inc.

     By_____________________________
     Name:
     Title:

Instructions  re  Delivery of Notes

The Chase  Manhattan  Bank
4 New York Plaza
11th Floor New York,  NY 10004
Attn: Larry Zimmer
Tax Identification Number 13-3574027

Purchaser Name                          INSURANCE COMPANY OF NORTH AMERICA

Name in Which Note is Registered        CIG & Co.
Note Registration Number; Series;       RB-4; Series B;
Principal Amount                        $3,600,000

Payment on Account of Note              Federal Funds Wire Transfer


Method                                  Chase NYC/CTR/
                                        BNF=CIGNA Private Placements/
                                        AC=9009001802
Account Information                     ABA #021000021
                                        Custody Account No. G-06283

                                        Ref:See "Accompanying Information" below

Accompanying Information                OBI=[name of company; description of
                                        security; interest rate, maturity date;
                                        PPN; due date and application (as among
                                        principal, premium and interest of the
                                        payment being made); contact name and
                                        phone.]

                                        Name of  Company:  THE SHAW GROUP INC.
                                        Description of
                                        Security: 6.93% Series B Senior Secured
                                        Note due 2008
                                        PPN:      820280 A@ 4
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to Payments

CIG & Co.
c/o CIGNA Investments, Inc.
Attention:  Securities Processing S-309
900 Cottage Grove Road
Hartford, CT  06152-2309

CIG & Co.
c/o CIGNA Investments, Inc.
Attention:  Private Securities - S-307
Operations Group
900 Cottage Grove Road
Hartford, CT 06152-2307
Fax:  860-726-7203

with a copy to:

Chase Manhattan Bank, N.A.
Private Placement Servicing
P.O. Box 1508
Bowling Green Station
New York, NY 10081
Attention:  CIGNA Private Placements
Fax:  212-552-3107/1005
Address for all other Notices
CIG & Co.
c/o CIGNA Investments, Inc.
Attention:  Private Securities Division - S-307
900 Cottage Grove Road
Hartford, CT 06152-2307
Fax:  860-726-7203Other Instructions
INSURANCE COMPANY OF NORTH AMERICA
By CIGNA Investments, Inc.

     By_____________________________
     Name:
     Title:

Instructions re Delivery of Notes
The Chase Manhattan Bank
4 New York Plaza
11th Floor
New York, NY  10004
Attn:  Larry ZimmerTax Identification Number
13-3574027

Purchaser Name           CONNECTICUT  GENERAL LIFE  INSURANCE  COMPANY ON BEHALF
                         OF ONE OR MORE  SEPARATE ACCOUNTS

Name in Which Note
is Registered            CIG & Co.

Note  Registration
Number; Series;          RB-5; Series B;
Principal Amount         $3,000,000

Payment on Account of Note
Federal Funds Wire Transfer
Method
Chase NYC/CTR/
BNF=CIGNA Private Placements/AC=9009001802

Account Information
ABA #021000021
Custody Account No. G-05034

Ref:  See "Accompanying Information" below

Accompanying Information
OBI=[name of company; description of security; interest rate,   maturity  date;
PPN; due date and application (as among principal, premium and interest of the payment being made); contact name and phone.]

Name of  Company:  THE SHAW GROUP INC.
Description of
Security: 6.93% Series B Senior Secured Note due 2008
PPN: 820280 A@ 4
Due Date and Application (as among principal,
Make-Whole Amount and interest)of the payment being made:

Address for Notices Related to Payments
CIG & Co.
c/o CIGNA Investments, Inc.
Attention:  Securities Processing S-309
900 Cottage Grove Road
Hartford, CT 06152-2309

CIG & Co.
c/o CIGNA Investments, Inc.
Attention:  Private Securities - S-307
Operations Group
900 Cottage Grove Road
Hartford, CT 06152-2307
Fax:  860-726-7203

with a copy to:

Chase Manhattan Bank, N.A.
Private Placement Servicing
P.O. Box 1508
Bowling Green Station
New York, NY 10081
Attention:  CIGNA Private Placements
Fax:  212-552-3107/1005
Address for all other Notices
CIG & Co.
c/o CIGNA Investments, Inc.
Attention:  Private Securities Division - S-307
900 Cottage Grove Road
Hartford, CT 06152-2307
Fax:  860-726-7203

Other Instructions
CONNECTICUT  GENERAL LIFE  INSURANCE
COMPANY ON BEHALF OF ONE OR MORE  SEPARATE
ACCOUNTS By CIGNA Investments, Inc.

     By_____________________________
     Name:
     Title:

Instructions re Delivery of Notes

The Chase Manhattan Bank
4 New York Plaza
11th Floor
New York, NY  10004
Attn:  Larry Zimmer

Tax Identification Number 13-3574027

Purchaser Name                     LIFE  INSURANCE  COMPANY OF NORTH  AMERICA
Name in Which Note is Registered   CIG & Co.

Note Registration Number; Series;  RB-6; Series B;
Principal Amount                   $3,000,000

Payment on Account of Note

Federal Funds Wire Transfer
Method
Chase NYC/CTR/
BNF=CIGNA Private Placements/AC=9009001802


Account Information
ABA #021000021
Custody Account No. G-06286

Ref: See "Accompanying Information" below

Accompanying Information
OBI=[name of company; description of security; interest rate, maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made); contact name and phone.]

Name of  Company:  THE SHAW GROUP INC.
Description of
Security: 6.93% Series B Senior Secured Note due 2008
PPN:   820280 A@ 4

Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:

Address for Notices Related to Payments
CIG & Co.
c/o CIGNA Investments, Inc.
Attention:  Securities Processing S-309
900 Cottage Grove Road
Hartford, CT 06152-2309

CIG & Co.
c/o CIGNA Investments, Inc.
Attention:  Private Securities - S-307
Operations Group
900 Cottage Grove Road
Hartford, CT 06152-2307
Fax:  860-726-7203

with a copy to:

Chase Manhattan Bank, N.A.
Private Placement Servicing
P.O. Box 1508
Bowling Green Station
New York, NY 10081
Attention:  CIGNA Private Placements
Fax:  212-552-3107/1005

Address for all other Notices
CIG & Co.
c/o CIGNA Investments, Inc.
Attention:  Private Securities Division - S-307
900 Cottage Grove Road
Hartford, CT 06152-2307
Fax:  860-726-7203

Other Instructions
LIFE INSURANCE COMPANY OF NORTH AMERICA
By CIGNA Investments, Inc.

     By_____________________________
     Name:
     Title:

Instructions re Delivery of Notes

The Chase Manhattan Bank
4 New York Plaza
11th Floor
New York, NY  10004
Attn:  Larry Zimmer
Tax Identification Number 13-3574027

Purchaser Name                     NORTHERN LIFE INSURANCE  COMPANY
Name in Which Note is Registered   NORTHERN LIFE INSURANCE COMPANY

Note Registration Number; Series;  RB-7; Series B
Principal Amount                   $6,000,000

Payment on Account of Note
Federal Funds Wire Transfer

Method
US Bank N.A./Mpls.
601 2nd Ave. S.

Account Information
Minneapolis, MN  55401
Acct. #160232376105
ABA #091000022
ATTN:  Securities Accounting

Ref:  See "Accompanying Information" below

Accompanying Information
Name of Company:  THE SHAW GROUP INC.
Description of
Security: 6.93% Series B Senior Secured Note due 2008
PPN: 820280 A@ 4

Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:Address for all Notices, including Notices Related to Payments ReliaStar Investment Research, Inc.
100 Washington Square, Suite 800
Minneapolis, MN 55401-2121
Attn: Mark Ponder
Tel:  612-372-5232
Fax:  612-372-5368Other Instructions

NORTHERN LIFE INSURANCE COMPANY

By_______________________
Name:
Title:

Instructions re Delivery of Notes

ReliaStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, MN 55401-2121
Attn:  Bret Brunner
Tax Identification Number 41-1295933

Purchaser Name                     RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
Name in Which Note is  Registered
SIGLER & CO.

Note Registration Number; Series;  RB-8; Series B
Principal Amount                   $2,000,000


Payment on Account of Note
Federal Funds Wire Transfer


Method
Chase Manhattan
New York, NY

Account Information
A/C #544755102
FF/C #G53095 Dept 571 NonStandard Securities Acct #1960
ABA #021000021

Ref:  See "Accompanying Information" below

Accompanying Information
Name of Company:  THE SHAW GROUP INC.
Description of
Security: 6.93% Series B Senior Secured Note due 2008
PPN:  820280 A@ 4

Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:Address for all Notices, including Notices Related to Payments ReliaStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, MN 55401-2121
Ref: Mark Ponder
Tel:  612-372-5232
Fax:  612-372-5368Other Instructions
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By_______________________
Name:
Title:

Instructions re Delivery of Notes

ReliaStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, MN 55401-2121
Attn:  Bret Brunner
Tax Identification Number 53-0242530

Purchaser Name                 RELIASTAR UNITED SERVICES LIFE INSURANCE COMPANY
Name in Which Note
is Registered                  SALKELD & CO.
Note Registration Number;
Series;                       RB-9; Series B
Principal Amount              $2,000,000

Payment on Account of Note
Federal Funds Wire Transfer

Method
Bankers Trust
New York, NY

Account Information
ABA #021001033
A/C #99000739
FBO ReliaStar United Services Life Ins.
Acct 92574


Ref:  See "Accompanying Information" below

Accompanying Information
Name of Company: THE SHAW GROUP INC.
Description of
Security: 6.93% Series B Senior Secured Note due 2008
PPN:     820280 A@ 4

Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:

Address  for all Notices,  including  Notices Related to Payments
ReliaStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, MN 55401-2121
Ref:  Mark Ponder
Tel:  612-372-5232
Fax:  612-372-5368

Other Instructions
RELIASTAR UNITED SERVICES LIFE INSURANCE COMPANY

By_______________________
Name:
Title:

Instructions re Delivery of Notes

ReliaStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, MN 55401-2121
Attn:  Bret Brunner
Tax Identification Number 53-0159267

Purchaser Name       WASHINGTON  SQUARE  ADVISERS  PRIVATE  PLACEMENT TRUST FUND
Name in Which Note
is Registered        WASHINGTON  SQUARE  ADVISERS  PRIVATE  PLACEMENT TRUST FUND

Note Registration Number; Series;
Principal Amount RB-10; Series B $2,000,000

Payment on Account of Note
Federal Funds Wire Transfer

Method
First Bank N.A. (DTC#2839; Inst. ID#93696; Agent Bank#93697)
601 2nd Ave. S.

Account Information
Minneapolis, MN  55401
Acct #10604960
ABA #091000022
F/F/C First Trust Company
A/C 180121167365
ITG A/C 47300020
ATTN:  Washington Square Advisers Private Placement Trust Fund

Ref:  See "Accompanying Information" below
Accompanying Information
Name of Company: THE SHAW GROUP INC.
Description of
Security:  6.93% Series B Senior Secured Note due 2008
PPN:   820280 A@ 4

Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:Address for all Notices, including Notices Related to Payments Washington Square Advisers, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, MN 55401-2121
Ref:  Mark Ponder
Tel:  612-342-5232
Fax:  612-342-3656

Other Instructions
WASHINGTON SQUARE ADVISERS PRIVATE PLACEMENT TRUST FUND

By_______________________
Name:
Title:Instructions re Delivery of Notes

Washington Square Advisers, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, MN 55401-2121
Attn:  Frank Pintens
Tax Identification Number 41-6424976MN
Tax Identification Number 3085334

Purchaser Name                SECURITY  CONNECTICUT  LIFE  INSURANCE  COMPANY
Name in Which Note
is Registered                 SIGLER & CO.
Note Registration
Number; Series;               RB-11; Series B
Principal Amount              $1,000,000

Payment on Account of Note
Federal Funds Wire Transfer

Method
Chase Manhattan Bank

Account Information
New York, New York
ABA #:021-000-021
Beneficiary Account #: 544755102
Reference:  Sigler & Co. (Nominee Name)
Tax I.D. #: 13-3641527
F/C #BS72152-07

Ref:  See "Accompanying Information" belowAccompanying Information

Name of Company: THE SHAW GROUP INC.
Description of
Security:  6.93% Series B Senior Secured Note due 2008
PPN:    820280 A@ 4

Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:

Address for Notices Related to Payments
Sigler & Co.
c/o Chase Manhattan Bank
Dept. #3492
P.O. Box 50000
Newark, New Jersey 07101-8006

with a copy to:

ReliaStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, MN 55401-2121
Ref:  Mark Ponder
Tel:  612-372-5232
Fax:  612-372-5368

Address for all other Notices

ReliaStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, MN 55401-2121
Ref:  Mark Ponder
Tel:  612-372-5257
Fax:  612-372-5368Other Instructions

SECURITY CONNECTICUT LIFE INSURANCE COMPANY

By_______________________
Name:
Title:

Instructions re Delivery of Notes

ReliaStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, MN 55401-2121
Attn:  Bret Brunner
Tax Identification Number 35-1468921

                                   SCHEDULE B


                                  DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Acquisition" means any acquisition, directly or indirectly, by the Company or any Subsidiary, after the date of the Closing, of

     (a) any Capital Stock of a Person that concurrently with such acquisition becomes a Subsidiary, or

     (b) all or substantially all of the assets of a Person.

     "Affiliate" means, at any time, and with respect to any Person,

     (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and

     (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.

     As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agreement, this" is defined in Section 17.3.

     "Asset Disposition" means any Transfer except:

     (a) any Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary, or

     (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

     "Bank Debt" means any Debt of the Company or any of its Subsidiaries owed to any of the Banks under the Bank Loan Agreement or any related agreement, instrument or other document.

     "Bank Loan Agreement" means the Credit Agreement dated as of May 15, 1998, among the Company, the Banks set forth on the signature pages thereof, and Mercantile Business Credit Inc., as agent for such Banks, as may be amended, restated, otherwise modified or replaced from time to time; provided that if any such new agreement shall at any time be entered into by the Company, then concurrently therewith the Company shall, unless otherwise agreed by the Required Holders, cause the Banks under such new agreement to enter into a new intercreditor agreement with the holders of the Notes substantially in the form of the Intercreditor Agreement.

     "Banks" means the banks initially party to the Bank Loan Agreement (namely, Mercantile Business Credit Inc., City National Bank of Baton Rouge, Hibernia National Bank, and Union Planters Bank, N.A.) and each other bank or other Person from time to time acting as a lender or other provider of financial accommodations to the Company or any Subsidiary under the Bank Loan Agreement.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease that would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     "Capital Stock" means any class of capital stock, share capital or similar equity interest of a Person.

     "Change in Control" is defined in Section 8.3(i).

     "Closing" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Collateral" has, at any time, the meaning specified in the Intercreditor Agreement at such time.

     "Collateral Agent" means Mercantile Business Credit Inc., as collateral agent under the Security Documents and the Intercreditor Agreement, and any successor or assign appointed in accordance with the provisions of the Intercreditor Agreement.

     "Company" is defined in the introductory sentence of this Agreement.

     "Confidential Information" is defined in Section 20.

     "Consolidated Adjusted Net Worth" means, at any time,

     (a) the sum of (i) the par value (or value stated on the books of the corporation) of the Capital Stock (but excluding treasury stock and capital stock subscribed and unissued, and any Preferred Stock that is mandatorily redeemable) of the Company and its Subsidiaries, plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, plus
(iii) deferred income taxes of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

     (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

     "Consolidated  Fixed Charges" means, with respect to any period, the sum of
(a) Consolidated Interest Charges for such period plus (b) Consolidated Lease Rentals for such period.

     "Consolidated Funded Debt" means, as of any date of determination, the total of all Funded Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

     "Consolidated Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): (a) all interest expense in respect of Debt of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Earnings for such period, plus (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Earnings for such period.

     "Consolidated Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that if, at the date of determination, any such rental or other obligations are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations
(a) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (b) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer on a reasonable basis and in good faith.

     "Consolidated Net Earnings" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

     (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

     (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions,

     (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary,

     (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

     (e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities),

     (f) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

     (g) any net gain from the collection of the proceeds of life insurance policies,

     (h) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of the Company or any Subsidiary,

     (i) any net income or gain (but not any net loss)  during  such period from
(i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, or (iii) any discontinued operations or the disposition thereof,

     (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary,

     (k) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets,

     (l) any portion of such net income that cannot be freely converted into United States Dollars, and

     (m) any net income or gain (or any net loss) during such period from any extraordinary items, including, without limitation, foreign exchange gains or losses.

     "Consolidated Net Earnings Available for Fixed Charges" means, with respect to any period, Consolidated Net Earnings for such period plus all amounts deducted in the computation thereof on account of (a) Consolidated Fixed Charges, (b) taxes imposed on or measured by income or excess profits and (c) depreciation and amortization.

     "Consolidated Total Assets" means, at any time, the total assets of the Company and its Subsidiaries that would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

     "Consolidated Total Capitalization" means, at any time, the sum of (a) Consolidated Adjusted Net Worth at such time plus (b) Consolidated Funded Debt at such time.

     "Control Event" is defined in Section 8.3(j).

     "Debt" means, with respect to any Person, without duplication,

     (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c) its Capital Lease Obligations;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

     (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof; provided that, with respect to the Company, Debt shall not include any unfunded obligations which may now or hereafter exist with respect to Company's Plans.

     "Debt Prepayment Application" means, with respect to any Transfer of property by the Company or any Subsidiary, the application by the Company or such Subsidiary of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt of the Company or such Subsidiary (other than Senior Debt owing to any of the Subsidiaries or any Affiliate and Senior Debt in respect of any revolving credit or similar facility providing the Company or such Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt), provided that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 10.8(b) in a principal amount that equals the Ratable Portion for such Note. If any holder of a Note fails to accept such offer of prepayment, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have paid Senior Debt in an amount equal to the Ratable Portion for such Note.

     As used in this definition,

     "Ratable Portion" means, for any Note, an amount equal to the product of

     (a) the Net Proceeds Amount being so offered to the payment of Senior Debt, multiplied by

     (b) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of Senior Debt of the Company and its Subsidiaries.

     "Senior Debt" means the Notes and any Debt of the Company or its Subsidiaries that by its terms is not subordinated in right of payment to any unsecured Debt of the Company or any Subsidiary.

     "Debt Prepayment Application Date" is defined in Section 10.8(b).

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York in New York, New York (or its successor) as its "base" or "prime" rate.

     "Disposition Value" means, at any time, with respect to any property

     (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

     (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding Capital Stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "Financing Documents" means, collectively, this Agreement, the Other Agreements, the Notes, the Guaranty Agreement, the Intercreditor Agreement, the Security Agreements, the Pledge Agreements and any other Security Document executed from time to time.

     "Funded Debt" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date more than one year (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof, provided that Funded Debt shall, as at any date of determination, include Current Maturities of Funded Debt.

     As used in this definition,

     "Current Maturities of Funded Debt" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or one year or less from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date more than one year from such time.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

     (a) the government of

     (i) the United States of America or any state or other political subdivision thereof, or

     (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or that asserts jurisdiction over any properties of the Company or any Subsidiary, or

     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guarantor" means, at any time, each Person (including, without limitation, each of the Initial Guarantors) that at such time is a guarantor under the Guaranty Agreement.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

     (a)  to  purchase   such   indebtedness   or  obligation  or  any  property
constituting security therefor;

     (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or


     (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

     In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Guaranty Agreement" is defined in Section 4.13.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder"  means,  with  respect to any Note,  the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "Indebtedness" with respect to any Person means, at any time, without duplication,

     (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c) all Capital Lease Obligations of such Person;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

     (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

     (f) Swaps of such Person; and

     (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

     Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Initial Guarantors" means, collectively, each Subsidiary that enters into the Guaranty Agreement on the date of the Closing.

     "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Intercreditor Agreement" is defined in Section 4.8.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Major  Asset  Disposition"  means  any  Asset  Disposition,   directly  or
indirectly, by the Company or any Subsidiary, after the date of the Closing, of

     (a) all or substantially all of the Capital Stock or assets of a Subsidiary; or

     (B) any line of business of the Company and its Subsidiaries.

     "Make-Whole Amount" is defined in Section 8.7.

     "Management Group" is defined in Section 8.3(k).

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Obligors, taken as a whole, to perform their obligations under the Financing Documents, or (c) the validity of any of the Financing Documents, or (d) the enforceability against the Obligors, taken as a whole, of the Financing Documents.

     "Memorandum" is defined in Section 5.3.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

     (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

     (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

     "Notes" is defined in Section 1.

     "Obligors" means the Company and each Guarantor.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Other Agreements" is defined in Section 2.

     "Other Purchasers" is defined in Section 2.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Pledge Agreements" is defined in Section 4.10.

     "Preferred Stock" means any class of Capital Stock of a Person that is preferred over any other class of Capital Stock of such Person as to the payment of dividends or other equity distributions or the payment of any amount upon liquidation or dissolution of such Person.

     "Priority Debt" means, at any time, without duplication, the sum of

     (a) all Debt of the Company and its Subsidiaries secured by any Lien on any property of the Company or any Subsidiary, other than any such Debt secured by Liens permitted by any one or more of clauses (a)(i) through (a)(viii), inclusive, of Section 10.6, plus

     (b) all unsecured Debt of Subsidiaries,

     provided that there shall be excluded from Priority Debt (i) Debt of any Guarantor under the Guaranty Agreement, (ii) Debt of any Guarantor referred to in the foregoing clause (i) under such Guarantor's guaranty of obligations under the Bank Loan Agreement or any related agreement, instrument or other document, so long as such obligations of such Guarantor are subject to the sharing provisions of the Intercreditor Agreement, and (iii) any Debt of any Subsidiary under clause (b) above owing solely to the Company or any Wholly-Owned Subsidiary.

     "Pro Forma Consolidated Fixed Charges Coverage Ratio" means, at any time, the ratio of (a) Consolidated Net Earnings Available for Fixed Charges for the immediately preceding period of four consecutive fiscal quarters of the Company (for purposes of this definition, a "One Year Retrospective Period"), after giving effect to the assumptions set forth in the last paragraph of this definition, to (b) Consolidated Fixed Charges for such One Year Retrospective Period, after giving effect to the assumptions set forth in the last paragraph of this definition.

     For purposes of determining "Consolidated Net Earnings Available for Fixed Charges" and "Consolidated Fixed Charges" in this definition, any Acquisition or Major Asset Disposition by the Company or any Subsidiary that is consummated during any One Year Retrospective Period shall be deemed to have been consummated as of the first day of such One Year Retrospective Period (and the earnings and other results of operations during such period in respect of the property acquired or disposed of shall accordingly be included in the case of an Acquisition, or excluded in the case of an Asset Disposition, for purposes of such determination) and any incurrence of Debt in connection with any such Acquisition or repayment of Debt in connection with any such Major Asset Disposition shall be deemed to have occurred as of such first day.

     "property or properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Property Reinvestment Application" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of operating assets of the Company or any Subsidiary of a nature generally similar, and a value at least equivalent, to the property subject to such Transfer.

     "Proposed Prepayment Date" is defined in Section 8.3(c).

     "PTE" is defined in Section 6.2(a).

     "QPAM Exemption" is defined in Section 6.2(d).

     "Required Holders" means, at any time, the holder or holders of at least 66-_% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security" has the meaning set forth in section 2(1) of the Securities Act.

     "Security Agreements" is defined in Section 4.9.

     "Security Documents" means, collectively, the Security Agreements, the Pledge Agreements and each other agreement, document or other instrument relating to the Collateral executed from time to time, all as amended or supplemented from time to time.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Series A Notes" is defined in Section 1.1(a).

     "Series B Notes" is defined in Section 1.1(b).

     "Significant Subsidiary" is defined in Section 9.6(c).

     "Source" is defined in Section 6.2.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Stock" means, with respect to any Person, the Capital Stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into any Capital Stock) of any Subsidiary of such Person.

     "Successor Corporation" is defined in Section 10.7(a).

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

     "Voting Stock" means Capital Stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions), irrespective of whether or not at the time stock of any of the class or classes shall have or might have special voting power or rights by reason of the happening of any contingency.

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                   SCHEDULE 3

                              PAYMENT INSTRUCTIONS


       BANK:                      MERCANTILE BANK
                                          ST. LOUIS, MISSOURI

       ABA #:                     081000210

       FOR CREDIT TO:             THE SHAW GROUP INC.
                                          ACCOUNT NO. 100-5014814


       CONTACT:                   THERESE JONES
                                  (314) 579-8437

                                  SCHEDULE 4.16

                         CHANGES IN CORPORATE STRUCTURE


[To be provided by the Company.]

                                  SCHEDULE 5.3

                              DISCLOSURE MATERIALS


[To be provided by the Company.]

                                  SCHEDULE 5.4

          SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK


[To be provided by the Company.]

                                  SCHEDULE 5.5

                              FINANCIAL STATEMENTS


[To be provided by the Company.]

                                  SCHEDULE 5.8

                               CERTAIN LITIGATION


[To be provided by the Company.]

                                  SCHEDULE 5.11

                                  PATENTS, ETC.


[To be provided by the Company.]

                                  SCHEDULE 5.12

                                ERISA AFFILIATES


[To be provided by the Company.]

                                  SCHEDULE 5.14

                                 USE OF PROCEEDS


[To be provided by the Company.]

                                  SCHEDULE 5.15

                  EXISTING DEBT AND LIENS (WITH THIRD PARTIES)


[To be provided by the Company.]

                                   EXHIBIT 1A

                              FORM OF SERIES A NOTE

                               THE SHAW GROUP INC.

               6.44% SERIES A SENIOR SECURED NOTE DUE MAY 21, 2005

No. RA-___                                                               [Date]
$_______                                                        PPN 820280 A* 6

     FOR VALUE RECEIVED, the undersigned, THE SHAW GROUP INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Louisiana, hereby promises to pay to , or registered assigns, the principal sum of DOLLARS ($_________) on May 21, 2005, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.44% per annum ---------------------- -------------------------------
from the date hereof, payable semiannually on the 21st day of May and November in each year, commencing with the May 21 or November 21 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.44% or (ii) 2% over the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York in New York, New York (or its successor) as its "base" or "prime" rate. Capitalized terms used herein and not otherwise defined have the meanings specified in the Note Purchase Agreements referred to below.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of May 21, 1998 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Notes and all other obligations of the Company (i) have been unconditionally guarantied certain of by the Company's Subsidiaries pursuant to the Guaranty Agreement, and (ii) together with certain other indebtedness of the Company, are secured by the Security Documents.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     THIS NOTE AND THE NOTE PURCHASE AGREEMENTS ARE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                               THE SHAW GROUP INC.


     By -----------------------------------------------------

     Name:
     Title:


                              FORM OF SERIES A NOTE

                                   EXHIBIT 1B

                              FORM OF SERIES B NOTE

                               THE SHAW GROUP INC.

               6.93% SERIES B SENIOR SECURED NOTE DUE MAY 21, 2008

No. RB-_____                                                              [Date]
$___________                                                     PPN 820280 A@ 4

     FOR VALUE RECEIVED, the undersigned, THE SHAW GROUP INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Louisiana, hereby promises to pay to ______________, or registered assigns, the principal sum of _____________________ DOLLARS (___________________) on May 21,
2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.93% per annum from the date hereof, payable semiannually on the 21st day of May and November in each year, commencing with the May 21 or November 21 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.93% or (ii) 2% over the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York in New York, New York (or its successor) as its "base" or "prime" rate. Capitalized terms used herein and not otherwise defined have the meanings specified in the Note Purchase Agreements referred to below.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of May 21, 1998 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Notes and all other obligations of the Company (i) have been unconditionally guarantied by certain of the Company's Subsidiaries pursuant to the Guaranty Agreement, and (ii) together with certain other indebtedness of the Company, are secured by the Security Documents.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     THIS NOTE AND THE NOTE PURCHASE AGREEMENTS ARE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     THE SHAW GROUP INC.


     By -----------------------------------------------------

     Name:
     Title:

                              FORM OF SERIES B NOTE